Exhibit 8.1

2100 L Street, NW Suite 900 Washington DC 20037 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 www.mofo.com morrison & foerster llp

austin, beijing, berlin, boston,
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new york, palo alto, san diego,
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tokyo, washington, d.c.

March 19, 2026

AH Realty Trust, Inc.

222 Central Park Avenue, Suite 2100

Virginia Beach, VA 23462

Re:	AH Realty Trust, Inc.—
Status as a Real Estate Investment Trust;
Information in Registration Statement under Heading
Material U.S. Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as counsel to Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, together or separately, of an indeterminate amount of: (i) common stock, $0.01 par value per share (the “Common Stock”); (ii) preferred stock, $0.01 par value per share, in one or more series, (the “Preferred Stock”); (iii) depositary receipts representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”); (iv) warrants to purchase any of the securities described above (the “Warrants”); and (v) rights to purchase Common Stock or Preferred Stock (the “Rights” and, together with the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants, the “Securities”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference) executed by duly appointed officers of the Company dated March 19, 2026 (the “Certificate”), delivered to Morrison & Foerster LLP by the Company which provides certain representations by the Company relevant to this opinion.

AH Realty Trust, Inc.

March 19, 2026

You have requested our opinion as to certain U.S. federal income tax matters regarding the Company. Although you may disclose to any and all persons, without limitation of any kind, this opinion, the federal tax treatment and federal tax structure of the Company and all materials of any kind that were provided to you by us relating to such tax treatment and tax structure, this opinion is intended solely for your benefit. You may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

In our capacity as counsel to the Company and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the facts contained in the Registration Statement and (ii) the Certificate. In addition, we have examined such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Our opinion is based on (a) our understanding of the facts as represented to us in the Certificate and (b) the assumption that (i) the Company and its subsidiaries have valid legal existences under the laws of the states in which they were formed and have operated in accordance with the laws of such states, (ii) the Company is operated, and will continue to be operated, in the manner described in the Certificate, (iii) the facts contained in the Registration Statement are true and complete in all material respects, (iv) all representations of fact contained in the Certificate are true and complete and (v) any representation of fact in the Certificate that is made “to the knowledge of” or similarly qualified is correct without such qualification. While we have made such inquiries and investigations as we have deemed necessary, we have not undertaken an independent inquiry into or verification of all such facts either in the course of our representation of the Company or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate.

We note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a real estate investment trust (“REIT”) for U.S. federal income tax purposes depends upon the Company’s ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

AH Realty Trust, Inc.

March 19, 2026

Our opinion herein is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

Based upon, and subject to, the foregoing and the next paragraphs below, we are of the opinion that, as of the date hereof:

(i)	The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 2013 through its taxable year ended December 31, 2025, and its prior, current and proposed method of operation will enable it to continue to qualify for taxation as a REIT for its taxable year ending December 31, 2026 and in the future.

(ii)	We have reviewed the statements included or incorporated by reference in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” and, insofar as such statements pertain to matters of law or legal conclusions, they are correct in all material respects.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/S/ MORRISON & FOERSTER LLP